Exhibit 4.18

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO PROUROCARE MEDICAL INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE
COMMON STOCK
OF
PROUROCARE MEDICAL INC.

VOID AFTER DECEMBER 31, 2012

This Warrant is issued to [                ], or its registered assigns (“Holder”) by ProUroCare Medical Inc., a Nevada corporation (the “Company”), on [Insert date], 2008(1) (the “Warrant Issue Date”) for a purchase price of $[      ] (the “Warrant Purchase Price”).  This Warrant is issued pursuant to the terms of that certain Unit Purchase Agreement dated as of                                   , 2008 (the “Purchase Agreement”) in connection with the Company’s issuance to the Holder of a Convertible Promissory Note dated as of the date hereof (the “Note”), in the original principal amount of $                    .  This Warrant is intended to be an investment warrant and is not issued in consideration of any services.

1.     Purchase of Shares.  Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to [                  ] fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the “Common Stock”).  The number of shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be subject to adjustment pursuant to Section 8 hereof.

2.     Exercise Price.  The purchase price for the Shares shall be (a) equal to 50% of the per share or other unit price at which equity securities are sold in the Company’s Public Offering (as defined below) or, (b) in the event that the Company fails to close the Public Offering prior to [the eighteen-month anniversary of the date of the Purchase Agreement] (the “Conversion Date”), the per share purchase price for the Shares shall be equal to 50% of the closing price of the Common Stock on [the eighteen-month anniversary of the date of the Purchase Agreement].  Such price is herein referred to as the “Exercise Price”.  For purposes of this Warrant, “Public Offering” shall mean an underwritten public offering of equity securities of the Company.

(1) The date of the Purchase Agreement.

3.     Exercise Period.  This Warrant shall become exercisable, in whole or in part, commencing upon the earlier of (i) the closing of the Public Offering or (ii)  the Conversion Date, and it shall remain so exercisable until 5:00 p.m., Minneapolis time, on December 31, 2012.

4.     Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(a)   the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices;

(b)   the payment to the Company of a cash amount equal to the aggregate Exercise Price for the number of Shares being purchased; and

(c)   the delivery of a subscription agreement, an investment letter or similar document acceptable to the Company demonstrating that the sale of Shares to be purchased is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws (unless a registration statement covering the Shares being purchased shall have been declared effective by the Securities and Exchange Commission).

5.     Certificates for Common Stock.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, bearing the restrictive legend set forth in Section 12 of this Warrant, and in any event within 30 days of the delivery of the subscription notice.

6.     Intentionally Omitted.

7.     Issuance of Shares.  The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

8.     Adjustment of Exercise Price and Number of Shares.  The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)   Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)   Reclassification, Reorganization, Consolidation, Merger and Other Changes.  In case of any reclassification, capital reorganization or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reclassification, reorganization, change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)   Minimum Adjustment.  Notwithstanding anything herein to the contrary, no adjustment under this Section 8 need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Exercise Price.  Any adjustment to the Exercise Price carried forward and not theretofore made shall be made immediately prior to the conversion of this Warrant pursuant thereto.

(d)   Other Adjustment.  If the Company at any time or from time to time shall take any other action, or if any other event occurs, affecting the shares of Common Stock or its other equity interests, if any, other than an action described in this Section 8, then, and in each such case, the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).

(e)   Notice of Adjustment.  When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this

Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(f)    Effects of Reverse Stock Split.  Notwithstanding any of the foregoing, the Exercise Price shall not be adjusted under this Section 8 for the Company’s Reverse Stock Split.  For purposes of this Warrant, “Reverse Stock Split” shall mean the ten-for-one reverse split of the Company’s Common Stock effective prior to the effectiveness of a Public Offering.  For example, after the Reverse Stock Split, the per share purchase price for the Shares shall be 50% of the per share or other unit price at which equity securities are sold by the Company in a Public Offering or, in the event that the Company fails to close the Public Offering prior to the Conversion Date, the per share purchase price for the Shares shall be equal to 50% of the closing price of the Common Stock on [the eighteen-month anniversary of the date of the Purchase Agreement].

9.     No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Exercise Price then in effect.

10.  No Stockholder Rights.  Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.  However, nothing in this Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant or the Purchase Agreement.

11.  Exchange of Warrant.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder on the same terms and conditions as herein set forth.

12.  Application of Restrictions on Transfer.

(a)   Transferability.  No transfer of this Warrant may be completed unless and until (i) the Company has received an opinion of counsel for the Company that such securities may be sold pursuant to an exemption from registration under the Securities Act, or (ii) a registration statement relating to this warrant has been filed by the Company and declared effective by the Commission.  Subject to the foregoing, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed to any person or entity who represents in writing that he/she/it is acquiring the warrant for investment and without any view to the sale or other distribution thereof.  Each Holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant or perform the obligations required hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

(b)   Restrictive Legend.  Each certificate for shares issued upon the exercise of the rights represented by this Warrant shall bear a legend as follows unless, in the opinion of counsel to the Company, such legend is not required in order to ensure compliance with the Securities Act:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND IN RELIANCE UPON THE HOLDER’S REPRESENTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE.  NO TRANSFER OF THE SECURITIES MAY BE MADE ON THE BOOKS OF THE COMPANY UNLESS (i) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (ii) THE HOLDER SHALL HAVE PROVIDED THE COMPANY WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED.”

13.  Successors and Assigns.  The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

14.  Loss or Mutilation of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) or reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen or destroyed Warrant shall thereupon become void.  Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

15.  Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of warrants representing a majority of the shares then issuable pursuant to the exercise of Warrants issued pursuant to the Purchase Agreement (the “Majority Purchasers”); provided, however, that no amendment, change or modification respecting this Warrant may be made by the Majority Purchasers without the consent of the Holder unless a comparable amendment, change or modification is made respecting all of the Warrants issued pursuant to the Purchase Agreement.  Any waiver or amendment effected in accordance with this Section 15 shall be binding upon each holder of a Warrant purchased under the Purchase Agreement, each future holder of all such Warrants and the Company.

16.  Effect of Amendment or Waiver.  The Holder acknowledges that by operation of Section 15 hereof, the holders of warrants representing a majority of the shares then issuable pursuant to the exercise of Warrants issued pursuant to the Purchase Agreement will have the right and power to diminish or eliminate all rights of such holder under this Warrant or under the Purchase Agreement.

17.  Notices.  All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail.  Notices to the Company shall be sent to ProUroCare Medical Inc., 5500 Wayzata Blvd., Suite 310, Golden Valley, MN, 55416 (or at such other place as the Company shall notify the Holder hereof in writing).  Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

18.  Attorneys’ Fees.  If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

19.  Captions.  The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

20.  Governing Law.  This Warrant shall be governed by the laws of the State of Minnesota as applied to agreements among Minnesota residents made and to be performed entirely within the State of Minnesota.

IN WITNESS WHEREOF, ProUroCare Medical Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

PROUROCARE MEDICAL INC.

By:
Name:
Title:

WARRANT ASSIGNMENT

(to be signed only upon transfer of this warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                          the right represented by the within Warrant to purchase, from ProUroCare Medical Inc., a Nevada corporation (the “Company”), shares of the Common Stock of the Company, to which the within Warrant relates and appoints                                                                attorney to transfer said right on the books of ProUroCare Medical Inc., with full power of substitution in the premises.

Dated:

Signature

Social Security or other Tax Identification No.

Please print present name and address

ATTEST:

Name:

NOTICE OF EXERCISE

To:         ProUroCare Medical Inc.

The undersigned hereby elects to purchase                                shares of Common Stock of ProUroCare Medical Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Name of Warrant Holder

By:
Name:
Title:

Address:

Date:

Name in which shares should be registered: